EXHIBIT 99.1
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HOUSEHOLD INTERNATIONAL, INC. AND SUBSIDIARIES

DEBT AND PREFERRED STOCK SECURITIES RATINGS

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                                                                                            Duff &
                                                     Standard     Moody's       Fitch       Phelps
                                                     & Poor's   Investors   Investors       Credit     Thomson
                                                  Corporation     Service    Services   Rating Co.   BankWatch
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At September 30, 1996
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
Household International, Inc.
 Senior                                                     A          A3           A            A           A
 Commercial paper                                         A-1         P-2         F-1       Duff 1       TBW-1
 Preferred stock                                           A-        baa1          A-           A-        BBB+
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Household Finance Corporation
 Senior                                                     A          A2          A+           A+          A+
 Senior subordinated                                       A-          A3           A            A           A
 Commercial paper                                         A-1         P-1         F-1      Duff 1+       TBW-1
 Preferred stock                                           A-          a3          A-           A-          A-
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Household Bank, f.s.b.
 Senior                                                     A          A2           A            A          NR
 Subordinated                                              A-          A3          A-           A-           A
 Certificates of deposit (long/short term)              A/A-1      A2/P-1       A/F-1     A/Duff 1       TBW-1
 Thrift notes                                             A-1         P-1         F-1       Duff 1       TBW-1
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

In October 1996 Moody's Investors Service ("Moody's") revised its outlook for The long-term debt obligations of the company and its subsidiaries from neutral to negative reflecting management's strategic repositioning toward unsecured receivable origination and the sale of its retail consumer deposit branches. Moody's outlook for the ratings of commercial paper and short-term obligations Issued by the company and its subsidiaries was unaffected.